UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) August 4, 2023

Bright Health Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40537	47-4991296
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Norman Center Drive Suite 900, Minneapolis, Minnesota	55437
Address of Principal Executive Office	(Zip Code)
(612) 238-1321
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BHG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01     Entry into a Material Definitive Agreement.

New Credit Agreement

On August 4, 2023, Bright Health Group, Inc. (the “Company”) entered into a Credit Agreement (as amended, supplemented, restated or otherwise modified from time to time, the “New Credit Agreement”), among the Company, NEA 18 Venture Growth Equity, L.P. ("NEA") and the lenders from time to time party thereto (together with NEA and each of their respective successors and assigns, the “Lenders”), to provide for a credit facility pursuant to which, among other things, the lenders have provided $60.0 million delayed draw term loan commitments. The Company may borrow delayed draw term loans under such commitments at any time and from time to time on or prior to the date that is nine months after the effective date of the New Credit Agreement, subject to the satisfaction or waiver of customary conditions. Borrowings under the New Credit Agreement accrue interest at a rate per annum of 15.00%, payable quarterly in arrears at the Company’s election, subject to limitations set forth in the New Waiver (defined below) in respect of cash payments under the New Credit Agreement prior to the Existing Credit Agreement Termination Date (defined below), either in cash or “in kind” by adding the amount of accrued interest to the principal amount of the outstanding loans under the New Credit Agreement. Unused commitments under the New Credit Agreement are subject to a commitment fee of 0.50% per annum, which may be paid, at the Company’s election, subject to limitations set forth in the New Waiver (defined below) in respect of cash payments under the New Credit Agreement prior to the Existing Credit Agreement Termination Date (defined below), either in cash or “in kind” by adding the amount of such commitment fee to the principal amount of the outstanding loans. Loans under the New Credit Agreement mature on December 31, 2025 and subject to limitations set forth in the New Waiver (defined below) in respect of cash payments under the New Credit Agreement prior to the Existing Credit Agreement Termination Date (defined below) may be voluntarily prepaid by the Company at any time without premium or penalty and are not subject to any amortization or mandatory prepayments prior to the maturity date of such loans. The New Credit Agreement permits the Company to seek from new or existing Lenders one or more increases to the delayed draw term loan commitments or term loans, in each case having the same terms as the terms applicable to the initial delayed draw term loans other than pricing and fees, so long as, after giving effect to such increase or incurrence of such loans, the aggregate principal amount of all unused commitments and loans under the New Credit Agreement does not exceed $125,000,000 plus the amount of fees and interest payable in kind and subject to certain additional restrictions. The New Credit Agreement contains covenants that, among other things, restrict the ability of the Company and its subsidiaries to make certain restricted payments, incur additional debt, engage in certain asset sales, mergers, acquisitions or similar transactions, create liens on assets, engage in certain transactions with affiliates, change its business or make investments. In addition, The New Credit Agreement contains other customary covenants, representations and events of default. The New Credit Agreement constitutes the Bridge Financing referred to in the Existing Waiver (defined below).

The foregoing description of the New Credit Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the New Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Third Amended and Restated Limited Waiver and Consent

On August 4, 2023, the Company entered into a third amended and restated limited waiver and consent (the “New Waiver”) under the Credit Agreement, dated as of March 1, 2021 (as amended by Amendment No. 1 dated as of August 2, 2021, Amendment No. 2 dated as of November 20, 2021, Amendment No. 3 dated as of November 8, 2022, Amendment No. 4 dated as of June 23, 2023 and as further amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”), by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and the lenders party thereto. The Waiver amends and restates the second amended and restated limited waiver and consent entered into by the Company under the Existing Credit Agreement on June 29, 2023 and disclosed by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission on June 30, 2023 (the “Existing Waiver”).

The New Waiver amends the Existing Waiver by, among other things, permanently waiving compliance with the minimum liquidity covenant set forth in Section 11.12.2 of the Existing Credit Agreement, which waiver under the Existing Waiver previously was temporary and would have expired on August 29, 2023. From August 4, 2023 until the Existing Credit Agreement is terminated and all outstanding loans thereunder are repaid, the Company will be subject to a minimum liquidity covenant of not less than $25.0 million. The New Waiver also, among other things, (a) removes from the credit agreement in its entirety the covenant requiring maintenance of a maximum total debt to capitalization ratio, which absent such removal would have applied after September 30, 2023, (b) prohibits the incurrence of certain types of debt and (c) requires the Company not to request any interest period for any Term Benchmark borrowing other than a one-month interest period.

In addition, the Company will continue not to have access to certain negative covenant baskets, be permitted to make certain asset sales or be permitted to incur certain types of debt or issue certain types of equity, and will be subject to cash-flow, cash balance, and other reporting requirements. The foregoing description of the New Waiver does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the New Waiver, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Any future non-compliance with the covenants under the Existing Credit Agreement or the New Waiver, or any termination the Stock Purchase Agreement (the “SPA”) by and among the Company, Molina Healthcare, Inc., a Delaware corporation, Bright Health Company of California, Inc., a California corporation, Central Health Plan of California, Inc., a California corporation, and Universal Care, Inc. d/b/a Brand New Day, a California corporation, may result in the obligations under the Existing Credit Agreement being accelerated.

Warrantholders Agreement

On August 4, 2023, the Company and the Lenders entered into a warrantholders agreement (the “Warrantholders Agreement”) setting forth the rights and obligations of the Company and the Lenders as holders (in such capacity, the “Holders”) of the warrants to acquire shares of Common Stock at an exercise price of $0.01 per share (the “Warrants”), and providing for the issuance of the Warrants, as described below.

Issuance of the Warrants

Subject to the satisfaction or waiver of the closing conditions set forth therein, the closing of each issuance of Warrants under the Warrantholders Agreement will take place on the first business day following the date of each Borrowing (as defined in the Warrantholders Agreement) under the New Credit Agreement (each such date, a “Closing Date”); provided that if such Closing Date is within the period of ten (10) calendar days after the distribution by the Company of the Shareholder Letter (as defined in the Warrantholders Agreement) to the Company’s shareholders (the “Waiting Period”), the applicable Closing Date will instead be the first business day following the Waiting Period. On each Closing Date, the Company shall deliver electronically to each Holder a certificate representing the number of Warrants equal to the product of (i) the quotient of (A) the portion of such Holder’s Loans (as defined in the Warrantholders Agreement) that was funded as part of the Borrowing (as defined in the Warrantholders Agreement) applicable to such Closing Date divided by (B) such Holder’s total Commitment (as defined in the Warrantholders Agreement) multiplied by (ii) the Maximum Number of Warrants set forth opposite such Holder’s name on Schedule 1 to the Warrantholders Agreement (rounded to the nearest whole number of Warrants with 0.5 Warrants being rounded up and subject to the aggregate amount of Warrants issued to any Holder or their permitted assignees not being greater than the Maximum Number of Warrants referred to in the Warrantholders Agreement for such Holder).

Terms of the Warrants

The Warrants will be exercisable at any time after issuance and from time to time until on or prior to the close of business on the fifth anniversary of the first Closing Date. A Holder will not be permitted to transfer its Warrants, except to certain specified affiliates or Approved Funds (as defined in the Warrantholders Agreement), in connection with certain transfers of the loans permitted under the New Credit Agreement, certain tender offers, exchange offers, mergers or similar transactions, or as a pledge to a lender under any fund level financing facility, in any event in compliance with federal and state securities laws. The Warrants will include customary net exercise provisions and anti-dilution adjustments, among other customary provisions for instruments of this type.

Additional Matters

The foregoing descriptions have been included to provide investors with information regarding the terms of the transactions described above, and are not intended to provide any factual information about the parties or the Company’s business. The New Credit Agreement and the Warrantholders Agreement each contain representations and warranties that the parties made solely for the benefit of each other. These representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors and shareholders, and (iii) are made only as of the date of the New Credit Agreement, the Warrantholders Agreement, the closing of the issuances of the Warrants thereunder and/or as of such other date or dates as may be specified in the New Credit Agreement and/or the Warrantholders Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the New Credit Agreement and/or the Warrantholders Agreement, which information may or may not be fully reflected in the Company’s public disclosures. Investors and shareholders are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances regarding the Company at this time or any other time.

The descriptions contained herein of the New Credit Agreement, the New Waiver and the Warrantholders Agreement are each qualified in their entirety by reference to the full text of the New Credit Agreement, the New Waiver and the Warrantholders Agreement, each of which is attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively, and is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02    Unregistered Sales of Equity Securities.

On August 4, 2023, the Company entered into the Warrantholders Agreement, pursuant to which it agreed to issue the Warrants in a private placement in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act. The Company will rely on this exemption from registration based in part on representations made by the Holders in the Warrantholders Agreement.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

On August 7, 2023, the Company issued a press release announcing the entry into the New Credit Agreement, the New Waiver and the Warrantholders Agreement, a copy of which is attached as Exhibit 99.1.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant to Purchase Shares of Common Stock (included in Exhibit 10.3)
10.1
Credit Agreement, dated as of August 4, 2023, among Bright Health Group, Inc., New Enterprise Associates, Inc. and the financial institutions from time to time party thereto as lenders, and the other parties from time to time party thereto

10.2
Third Amended and Restated Limited Waiver and Consent, dated as of August 4, 2023, among Bright Health Group, Inc., the other loan parties party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent

10.3	Warrantholders Agreement, dated as of August 4, 2023, among Bright Health Group, Inc. and the Holders named therein
99.1	Press release dated August 7, 2023
104	The cover page from the Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHT HEALTH GROUP, INC.

Date:	August 7, 2023	By:	/s/ Jeff Craig
		Name:	Jeff Craig
		Title:	General Counsel and Corporate Secretary